Exhibit 10.3

                            FIRST AMENDMENT TO LEASE

                            KINGSTON ANDRITA LLC
                            c/o Kingston Investors Corp.
                              135 East 57th Street
                            New York, New York 10021

                                                  May 15, 2002

Playboy Entertainment Group, Inc.
9242 Beverly Boulevard
Beverly Hills, California  90210

            Re: Lease dated as of September 20, 2001 between Kingston Andrita LLC, as landlord, and Playboy Entertainment Group, Inc., as tenant, covering premises located at 3030 Andrita Street, Los Angeles, California (the "Lease")

Ladies and Gentlemen:

Reference is made to the captioned Lease. Capitalized terms used, but not defined, herein, shall have the meanings ascribed to them in the Lease.

In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which hereby is acknowledged, this is to confirm our agreement to amend the Lease as follows:

1. The last paragraph of Section 2.2(d)(i) of the Lease hereby is amended as follows: (a) the date "June 1, 2002" is deleted from each place it appears, and the date "August 1, 2002" is substituted therefor; (b) the date "June 15, 2002" is deleted from each place it appears, and the date "August 15, 2002" is substituted therefor; and (c) the date "June 30, 2002" is deleted from each place it appears, and the date "August 31, 2002" is substituted therefor.

2. The first paragraph of Section 2.2(d)(ii) of the Lease hereby is amended as follows: the date "June 15, 2002" is deleted from each place it appears, and the date "August 1, 2002" is substituted therefor.

3. You have requested an open ceiling modification to that portion of Landlord's Work being performed in the Playboy Office Space, which modification currently is estimated to cause the cost of Landlord's Work to increase by approximately $90,000. Notwithstanding that pursuant to the terms of the Lease the cost of such modification would be a Playboy Office Work Change Cost, the actual cost of such open ceiling modification shall be deemed to be Shared Excess with respect to the Playboy Office Space, and you will pay for 50% of such increased cost in accordance with Section 15.3(e)(y) of the Lease. That portion of such actual increased cost which is the responsibility of the undersigned shall be excluded from

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      Landlord's share of the Shared Excess solely for purposes of the calculation of the increase in Base Rent pursuant to Section 2.2(e) of the Lease.

4. At your request, the existing approved plans for Landlord's Work will be modified by the undersigned in order to provide more natural light by leaving existing windows exposed in offices on the Fletcher Drive side of the premises, as per the plan attached hereto as Exhibit A (rather than to cover them as contemplated by such existing approved plans for Landlord's
      Work). Notwithstanding that pursuant to the terms of the Lease the cost of such modification would be a Playboy Office Work Change Cost, the undersigned shall be responsible for 100% of any increase in the cost of Landlord's Work that is caused by such changes (i.e., such cost shall not be deemed to be a Playboy Office Work Change Cost or Shared Excess), and, provided they are consistent with the changes contemplated by Exhibit A attached hereto, the modifications to such existing plans to be made by the undersigned due to such changes shall not be subject to your approval.

5. Notwithstanding anything in the Lease to the contrary, the Master Control Room Rent Start Date shall be deemed to be the earlier of (a) that date on which you commence to use or occupy all or part of the Master Control Room for any purpose and (b) the date on which the work set forth in those certain Directrix Plans dated 11/16/01 and the Andrita Studios-Directrix Specifications dated November 2001 (excluding permanent air conditioning and a certificate of occupancy [or its equivalent]) with respect to the Master Control Room (the "MCR" Work) is substantially completed. The MCR Work shall be deemed substantially completed when it is completed to such an extent that only minor or insubstantial details of construction, mechanical adjustment or decoration shall remain to be performed, the completion of which shall not materially interfere with the use of the Master Control Room for its intended use. In addition, in the event that any Tenant Delay causes a delay in the substantial completion of the MCR Work, then the MCR Work shall be deemed substantially completed on the date on which it would have been substantially completed but for such Tenant Delay.

6. The undersigned hereby waives any Tenant Delays that may have occurred through the date hereof with respect to the performance of Landlord's Work. Nothing herein, however, shall constitute a waiver by the undersigned of any Tenant Delay that occurs after the date hereof.

Except as set forth hereinabove, all of the terms, covenants and conditions of the Lease hereby are ratified and confirmed and shall remain in full force and effect.

Each party hereto represents and warrants that it has not dealt with any broker or brokers in connection with this letter agreement and agrees to defend, save and hold the other harmless from any claims for fees and commissions and against any liability (including reasonable attorneys' fees and disbursements) by reason of the indemnifying party's breach of such representation and warranty.

This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

This letter agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same agreement.

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                                      -3-


This letter agreement shall be deemed to constitute the First Amendment to the Lease.

Each party hereby agree to execute such other or further documentation as may reasonably be required in order to effectuate the intended purposes of this letter agreement.

Kindly indicate your agreement to the foregoing by signing this letter agreement in the space provided below.

                                                 Very truly yours,

                                                 KINGSTON ANDRITA LLC


                                                 By: /s/ E. Peter Krulewitch
                                                     ---------------------------
                                                         Name:
                                                         Title:

ACCEPTED AND AGREED TO:

PLAYBOY ENTERTAINMENT GROUP, INC.

By: /s/ James L. English
   ---------------------------------
    Name: James L. English
    Title: President

CONSENTED TO:


Playboy Enterprises, Inc., Guarantor

By: /s/ Howard Shapiro
   ---------------------------------
    Name: Howard Shapiro
    Title: Ex. VP


CapitalSource Finance LLC

By: /s/ Michael C. Szwajkowski
   ---------------------------------
    Name: Michael C. Szwajkowski
    Title: Managing Director

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                                   EXHIBIT A

                               [map of floor plan]